UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Climate Change Crisis Real Impact I Acquisition Corporation

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On May 18, 2021, EVgo Holdings, LLC published a press release announcing the nomination of one board member to join the board of directors upon the closing of its business combination with Climate Change Crisis Real Impact I Acquisition Corporation, which is being filed herewith as a soliciting material.

CRIS

PRNewswire

May 17, 2020 at 7:30 a.m. ET

EVgo Announces Nomination of Utility and Energy Veteran Patricia K. Collawn
to Join its Post-Merger Public Company Board of Directors

LOS ANGELES – May 18, 2021 - EVgo, (or the “Company”), the nation’s largest public fast charging network for electric vehicles (EVs) and the first powered by 100% renewable energy, today announced the nomination of Patricia K. Collawn to join its Board of Directors upon the closing of its previously announced business combination with Climate Change Crisis Real Impact I Acquisition Corporation (“CRIS”).

Ms. Collawn is currently the Chairman and CEO of PNM Resources, and brings more than 25 years of operational, executive and board level leadership experience in the utility and energy sectors, including a record of success leading the advancement of the energy transition.

“Pat is a proven leader with world-class electric power and energy infrastructure experience. Pat shares EVgo’s passion for sustainability, and has been a pioneer in the charge toward decarbonization, making her specially qualified to serve on EVgo’s Board,” said David Nanus, EVgo Chairman and Co-Head of Private Equity at LS Power, the owner of EVgo. “As a board, we remain committed to performing at the highest level to support and elevate EVgo’s important work, and I look forward to partnering with Pat and the rest of the EVgo board as the Company executes its growth strategy and extends its leadership position in DC fast charging.”

“The EV revolution is underway, and convenient public fast charging remains essential in enabling EV adoption and a better driver experience,” said Cathy Zoi, CEO of EVgo. “With this incredible growth opportunity ahead of us, it is critical that we continue to surround EVgo’s world-class leadership and operational team with best-in-class executive advisory, and I look forward to serving alongside veterans like Pat to help chart EVgo’s future.”

EVgo previously announced the nomination of former Transportation Secretary Rodney Slater and Google Sustainability Officer Kate Brandt to its post-merger Board of Directors. To date, CRIS’s Board of Directors has nominated each of Elizabeth Comstock, Cathy Zoi, David Nanus, Joseph Esteves, Darpan Kapadia, John King, Kate Brandt, and Rodney Slater to serve as directors of the post-merger public company.

More on Patricia K. Collawn

Ms. Collawn currently serves as Chairman, President and Chief Executive Officer of PNM Resources, Inc., a publicly traded multi-state utilities corporation serving electricity customers. Under her leadership, PNM became the first U.S. investor-owned utility to set the goal of 100% carbon-free generation by 2040. Prior to that, Ms. Collawn was President and Chief Executive Officer of Public Service Company of Colorado, a subsidiary of Xcel Energy, Inc., where she managed a 6,500-person operation responsible for electric and gas distribution and transmission for more than 4 million customers.

Ms. Collawn also currently serves as a director of Equitrans Midstream Corporation (NYSE: ETRN), a midstream energy services company. Additionally, Ms. Collawn serves as Director of Edison Electric Institute (EEI), a national association of electric companies that develops programs to drive change in the electric power industry and communities they serve to deliver safe, reliable, affordable and cleaner energy, Electric Power Research Institute (EPRI), an independent, non-profit center for public interest energy and environmental research, including sustainability and carbon reduction matters for the electric industry, and Nuclear Electric Insurance Limited (NEIL), a mutual insurance company which insures all nuclear power plants in the United States as well as some facilities internationally.

Ms. Collawn currently serves as chairman of New Mexico Partnership, is former chairman of the Greater Albuquerque Chamber of Commerce, Kirtland Partnership Committee and of United Way of Central New Mexico. She is also a former member of the Economic Advisory Council for the Federal Reserve Bank of Kansas City.

Ms. Collawn earned her M.B.A. from Harvard Business School.

About EVgo

EVgo is the nation’s largest public fast charging network for electric vehicles, and the first to be powered by 100% renewable energy. With more than 800 fast charging locations in 65 metropolitan areas across 34 states, EVgo owns and operates the most public fast charging locations in the US. and serves more than 250,000 customers. Founded in 2010, EVgo leads the way on transportation electrification, partnering with automakers; fleet and rideshare operators; retail hosts such as hotels, shopping centers, gas stations and parking lot operators; and other stakeholders to deploy advanced charging technology to expand network availability and make it easier for drivers across the U.S. to enjoy the benefits of driving an EV. As a charging technology first mover, EVgo works closely with business and government leaders to accelerate the ubiquitous adoption of EVs by providing a reliable and convenient charging experience close to where drivers live, work and play, whether for a daily commute or a commercial fleet. EVgo’s parent company is LS Power, a New York-headquartered development, investment and operating company focused on leading edge solutions for the North American power and energy infrastructure sector. For more information visit evgo.com and lspower.com.

About LS Power

LS Power is a development, investment and operating company focused on the North American power and energy infrastructure sector. Since its inception in 1990, LS Power has developed, constructed, managed or acquired more than 45,000 MW of power generation, including utility-scale solar, wind, hydro, natural gas-fired and battery energy storage projects, and has developed more than 660 miles of high voltage electric transmission. Additionally, LS Power actively invests in businesses focused on renewable energy and renewable fuels, as well as distributed energy resource platforms, such as CPower Energy Management, Endurant Energy and EVgo. Across its efforts, LS Power has raised in excess of $47 billion in debt and equity capital to support North American infrastructure. For more information, please visit www.lspower.com.

About CRIS

CRIS is a special-purpose acquisition company (SPAC) formed to identify and acquire a scalable company making significant contributions to the fight against the climate crisis. CRIS is co-sponsored by private funds affiliated with Pacific Investment Management Company LLC (PIMCO), which has more than $640 billion in sustainability investments across its portfolios. CRIS is led by a seasoned operations and leadership team that has decades of experience at the intersection of climate change and capitalism, and includes veterans from NRG, Credit Suisse, General Electric and Green Mountain Power. For more information, please visit www.climaterealimpactsolutions.com.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, CRIS (i) filed an amended preliminary proxy statement on May 17, 2021 and (ii) expects to file a definitive proxy statement, in each case, with the Securities and Exchange Commission (“SEC”). The definitive proxy statement and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

CRIS, EVgo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s amended preliminary proxy statement filed with the SEC on May 17, 2021 in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination is set forth in the preliminary proxy statement for the proposed business combination. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination is also included in the preliminary proxy statement that CRIS has filed with the SEC.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as EVgo’s and the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements that CRIS has filed or intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this press release. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

EVgo

For Investors:

EVgoIR@icrinc.com

For Media:

EVgoPR@icrinc.com

LS Power

Steven Arabia

Director, Government Affairs & Media Relations

sarabia@lspower.com

Climate Real Impact Solutions

For Investors:

Daniel Gross

dan.gross@climaterealimpactsolutions.com

For Media:

Isaac Steinmetz

Director of Media Relations

cris@antennagroup.com

646-883-3655